1 Summit Therapeutics Reports Financial Results and Operational Progress for the Third Quarter and Nine Months Ended September 30, 2025 Summit Plans to Submit a BLA in Q4 2025 for Ivonescimab based on HARMONi Global Phase III Study Results Expansion of Summit’s Global Phase III Development Program Starts with Initiation of HARMONi-GI3, a New Study in 1L CRC: Summit to Initiate an Additional Set of Phase III Clinical Trials with Details to Come in Q1 2026 Ivonescimab with Chemotherapy Reduces the Risk of Disease Progression or Death by 48% Compared to Chemotherapy Alone in Global Phase III HARMONi Trial Evaluating Patients with EGFRm NSCLC after EGFR TKI Therapy with Consistent Data across Regions Ivonescimab with Chemotherapy Reduced the Risk of Disease Progression or Death by 40%, Median PFS of 11.14 Months, Compared to Tislelizumab (PD-1 Inhibitor) Plus Chemotherapy, Median PFS 6.90 Months, in 1L Treatment of Patients with Squamous NSCLC in Phase III HARMONi-6 Study Conducted by Akeso in China HARMONi-3 Global Phase III Study Analyses Will Be Split by Histology: Squamous NSCLC Cohort Expected to Complete Enrollment First Half of 2026 with Data Readout Expected Second Half 2026; Non-Squamous NSCLC Cohort Expected to Complete Enrollment Second Half of 2026 Miami, Florida, October 20, 2025 - Summit Therapeutics Inc. (NASDAQ: SMMT) ("Summit," "we," or the "Company") today reports its financial results and provides an update on operational progress for the third quarter ended September 30, 2025. Planned BLA Submission for Ivonescimab in Q4 2025 Today, Summit announces that, based on the results of the HARMONi clinical trial, it plans to submit a Biologics License Application (BLA) in order to seek approval for ivonescimab plus chemotherapy for this proposed indication. We intend to submit the BLA in the fourth quarter of 2025. The positive results of the multiregional Phase III study are detailed further below. As previously noted, the FDA noted that a statistically significant overall survival benefit is necessary to support marketing authorization in this setting. After careful consideration of the safety and efficacy profile of the current FDA-approved options for patients in this setting, the positive results of the Phase III multiregional study, including regional consistency, as well as discussions with key opinion leaders and those physicians who have administered ivonescimab to patients in a clinical study setting, we believe that the safety and efficacy data generated in the HARMONi study demonstrates that patients suffering from epidermal growth factor receptor (EGFR)-mutant non-small cell lung cancer (NSCLC) in this setting can benefit from the ivonescimab regimen despite the lack of a statistically significant showing on overall survival. Further Expansion of the Phase III Ivonescimab Clinical Development Program In addition to the announcement HARMONi-GI3, a new global Phase III study in first-line unresectable metastatic colorectal cancer (CRC), Summit today announces its intention to expand its ivonescimab clinical development program with an additional set of Phase III clinical studies. We intend to provide additional color with respect to these Phase III studies in the first quarter of 2026.

2 Other Operational & Corporate Updates Operational progress continues with ivonescimab (SMT112), an investigational, potentially first-in-class bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule: • Since in-licensing ivonescimab (SMT112), from Akeso Inc. (Akeso, HKEX Code: 9926.HK) in January 2023, over 3,000 patients have been treated with ivonescimab in clinical studies globally, and over 40,000 patients when considering those treated in a commercial setting in China as noted by Akeso. Summit has rights to develop and commercialize ivonescimab in the United States, Canada, Europe, Japan, Latin America, including Mexico and all countries in Central America, South America, and the Caribbean, the Middle East, and Africa while Akeso retains development and commercialization rights for the rest of the world, including China. • Summit is developing ivonescimab in NSCLC, specifically conducting Phase III clinical trials in the following proposed indications: ▪ HARMONi: Ivonescimab combined with chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who were previously treated with a third- generation EGFR tyrosine kinase inhibitor (TKI) ▪ HARMONi-3: Ivonescimab combined with chemotherapy in patients with first-line metastatic NSCLC ▪ HARMONi-7: Ivonescimab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression • In addition, Summit plans to start developing ivonescimab in CRC with an intention to begin a Phase III clinical study in the following proposed indication: ▪ HARMONi-GI3: ivonescimab combined with chemotherapy in patients with first-line metastatic CRC • In September 2025, we announced detailed results from our multiregional, double-blinded, placebo- controlled, Phase III study, HARMONi, including data from the study’s prespecified primary analysis as well as results from longer-term follow up in western patients.  At the prespecified primary data analysis, ivonescimab in combination with chemotherapy demonstrated a statistically significant improvement in progression-free survival (PFS), the magnitude of which we believe to be clinically meaningful , with a hazard ratio (HR) of 0.52 (95% CI: 0.41 – 0.66; p<0.00001); median PFS was 6.8 months for those patients receiving ivonescimab plus chemotherapy compared to 4.4 months for those receiving chemotherapy. In a longer-term follow-up of PFS, which included all western patients, ivonescimab plus chemotherapy demonstrated a consistent improvement in PFS with an observed HR of 0.57 (95% CI: 0.46 – 0.71). We believe the PFS HR that was observed in both Asian and western sub-populations to be clinically meaningful. In both the primary analysis as well as longer-term follow-up analysis, consistency of the magnitude of PFS benefit was demonstrated between patients randomized in Asia and ex-Asia. PFS was assessed by blinded independent central radiology review committee (BICR) compared to placebo in combination with chemotherapy. The longer-term follow-up analysis of PFS was performed at the time of the primary overall survival (OS) analysis.

3 ▪ In the prespecified primary analysis, a positive trend in OS was observed without achieving a statistically significant benefit with an HR of 0.79 (95% CI: 0.62 – 1.01; p=0.057). Median OS was 16.8 months for those patients administered ivonescimab plus chemotherapy vs. 14.0 months for those receiving placebo plus chemotherapy. Analysis from longer-term follow-up in western patients, resulted in an OS HR consistent with the primary analysis with an improved nominal p- value (HR=0.78; 95% CI: 0.62 – 0.98; nominal p=0.0332). Median OS in the longer-term follow- up analysis remained the same in both arms from the primary analysis, 17.0 months in western patients receiving ivonescimab compared to 14.0 months for those receiving placebo (HR=0.84). Median OS in North American patients, specifically, had not yet been reached in the ivonescimab arm compared to 14.0 months in the placebo arm (HR=0.70). The HRs for western patients in totality, as well as patients from the North American and European regions individually, improved from the primary OS analysis to the analysis with longer-term follow-up of western patients. Consistent benefit was observed across pre-defined subgroups, with both Asian and North American patients demonstrating a positive trend in OS. ▪ These trends provide further support for ivonescimab’s use in 2L+ EGFRm NSCLC, a setting where high unmet need continues to exist with limited approved options in the United States and other western territories. Currently there are no FDA-approved regimens that have demonstrated a statistically significant OS benefit in this patient setting. The results of the primary and longer- term follow up analysis in this multiregional study were consistent with that of the single-region HARMONi-A study, which demonstrated an OS HR of 0.80 at 52% data maturity in a similar patient population. ▪ The dual primary endpoints were allocated separate alpha levels and tested individually. The alpha was recycled from the PFS to the OS analysis upon the successful achievement of the PFS endpoint. ▪ Observed overall response rates (ORR) were 45% in the ivonescimab arm vs. 34% in the placebo arm; median duration of response (DoR) was longer in those patients administered ivonescimab plus chemotherapy (7.6 months) compared to those receiving placebo and chemotherapy (4.2 months). ▪ The safety profile of ivonescimab in combination with chemotherapy was acceptable and manageable in the context of the observed clinical benefit, with comparable rates of discontinuation and death between both arms. There were 16 patients (7.3%) who discontinued ivonescimab due to treatment-related adverse events (TRAEs) compared to 11 patients (5.0%) who discontinued placebo due to TRAEs. There were four patients (1.8%) in the ivonescimab plus chemotherapy arm and five patients (2.3%) in the chemotherapy alone arm who died as a result of TRAEs. In the ivonescimab plus chemotherapy arm, 50.0% of patients experienced Grade 3 or higher TRAEs compared to 42.2% in the chemotherapy arm. Of note, 0.9% of patients in the ivonescimab plus chemotherapy arm experienced Grade 3 or higher hemorrhage (bleeding) events. • Last week, we announced the expansion of our Phase III clinical development program into CRC with the planned initiation of the global Phase III HARMONi-GI3 trial. The trial will evaluate ivonescimab plus chemotherapy compared to bevacizumab plus chemotherapy as first line therapy in patients with unresectable metastatic CRC. Clinical trial sites for HARMONi-GI3 are planned to begin activating in the

4 United States prior to the end of the year. The study intends to enroll 600 patients in this multiregional study. The primary endpoint for this study is PFS. ▪ Each year, approximately 48,000 patients are estimated to be diagnosed with or have unresectable recurrent metastatic microsatellite stable (MSS) CRC (also known as mismatch repair-proficient colorectal cancer, or pMMR CRC).1 There have been limited options approved in the United States in the last 20 years for those first-line patients whose tumors are not positive for certain biomarkers or other activating mutations. MSS CRC is a setting where monoclonal PD-1 inhibitors such as pembrolizumab and nivolumab have failed to show a clinically meaningful benefit. Anti-VEGF therapy (e.g., bevacizumab) plus chemotherapy is the standard of care for many patients with first-line metastatic MSS CRC. • In April 2025, Akeso announced that HARMONi-6, which evaluated ivonescimab combined with platinum- based chemotherapy vs. tislelizumab, a PD-1 inhibitor, with the same chemotherapy in patients with locally advanced or metastatic squamous NSCLC, regardless of PD-L1 expression. met its primary endpoint of PFS. Yesterday, additional HARMONi-6 data were presented as part of the Presidential Symposium at the European Society for Medical Oncology 2025 Congress (ESMO 2025) and featured in a manuscript published in The Lancet simultaneously. The presentation and publication are based on the results of HARMONi-6, a single region, multi-center, Phase III study conducted in China sponsored by Akeso, Inc., with data generated and analyzed by Akeso. ▪ In the HARMONi-6 planned interim analysis of progression-free survival (PFS), ivonescimab in combination with chemotherapy demonstrated a statistically significant improvement in the primary endpoint, PFS, by Independent Radiologic Review Committee (IRRC), when compared to tislelizumab in combination with chemotherapy, achieving a hazard ratio (HR) of 0.60 (95% CI: 0.46, 0.78; p<0.0001). A clinically meaningful benefit was demonstrated across clinical subgroups, including those with either PD-L1 negative or positive expression. ▪ Both the overall response rate (ORR) measured according to RECIST v1.1 criteria, as well as the duration of response (DoR) were higher in patients treated with ivonescimab plus chemotherapy compared to those treated with tislelizumab plus chemotherapy. ▪ Ivonescimab demonstrated an acceptable and manageable safety profile in the HARMONi-6 study, which was consistent with previous Phase III studies conducted studying ivonescimab. In squamous NSCLC, VEGF-A monoclonal antibodies have not been approved by health authorities including the FDA and have had limited clinical development based on historical early phase clinical trials, primarily due to significant risks of toxicity, including hemorrhage and other life-threatening, bleeding-related complications. The results of this study further validate the unique mechanism of action of ivonescimab, including key differences as compared to separately administering an anti-PD-1 monoclonal antibody and an anti-VEGF monoclonal antibody. ▪ In this Phase III study, there were nine patients (3.4%) who discontinued ivonescimab plus chemotherapy due to treatment-related adverse events (TRAEs) compared to 11 patients (4.2%) who discontinued tislelizumab plus chemotherapy due to TRAEs. There were eight patients (3.0%) in the ivonescimab plus chemotherapy arm and 10 patients (3.8%) in the tislelizumab plus chemotherapy arm who died as a result of TRAEs in this Phase III study. The most frequent TRAEs for ivonescimab treatment in combination with chemotherapy were common chemotherapy- related AEs, including alopecia, anemia, and various laboratory abnormalities, including

5 neutrophil, white blood cell, and platelet count decreases. Grade 3 or higher immune-related adverse events occurred in 9.0% of patients receiving ivonescimab in combination with chemotherapy and 10.2% of patients receiving tislelizumab in combination with chemotherapy. Grade 3 or higher adverse events that were possibly VEGF-related in the ivonescimab plus chemotherapy arm were 7.5% vs. 2.3% for tislelizumab plus chemotherapy. Most of the possibly VEGF-related adverse events occurring in the ivonescimab plus chemotherapy arm were classified as Grade 1 or 2. Of note, Grade 3 or higher hemorrhage events were observed in five patients in the ivonescimab plus chemotherapy arm compared to two patients in the tislelizumab plus chemotherapy arm in this study. ▪ This marks the first known Phase III trial in NSCLC to show significant improvement over PD-(L)1 inhibitor therapy combined with chemotherapy in a head-to-head setting. Following the success of Akeso’s HARMONi-2 study in China, this is the second instance where ivonescimab-based regimens have demonstrated a statistically significant benefit compared to standard-of-care PD- (L)1 inhibitor-based regimens in a Phase III trial. • Yesterday, we announced an update to our HARMONi-3 Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to pembrolizumab, a PD-1 inhibitor, combined with chemotherapy in patients with first-line metastatic, squamous and non-squamous NSCLC. The primary endpoints for this study are PFS and OS. ▪ Summit has amended the protocol for the HARMONi-3 study in order to separate the statistical analysis (i.e., the outcome) of the primary endpoints by histology. Therefore, there will be separate analyses conducted to evaluate ivonescimab plus chemotherapy compared to pembrolizumab plus chemotherapy in patients with squamous NSCLC and in patients with non-squamous NSCLC. ▪ As a result of having two separate intention-to-treat analyses within the HARMONi-3 study, the analyses for squamous tumors and non-squamous tumors may be conducted at separate times, as each analysis will be conducted upon the prespecified numbers of events being reached in the separate cohorts. ▪ Summit currently expects to complete enrollment in the squamous cohort of HARMONi-3 in the first half of 2026 and expects to reach the prespecified number of events for the PFS primary endpoint analysis for this cohort in the second half of 2026. An interim analysis for overall survival may be conducted at a similar time. ▪ At present time, Summit expects to complete enrollment in the non-squamous cohort of HARMONi-3 in the second half of 2026 and expects to reach the prespecified number of events for the PFS primary endpoint analysis for this cohort in the first half of 2027. An interim analysis for overall survival is planned to be conducted based upon reaching a prespecified number of events. ▪ In order to sufficiently power each of the dual primary endpoints in both cohorts of this study, Summit plans to enroll 600 patients with squamous NSCLC and 1,000 patients with non- squamous NSCLC.

6 • Clinical trial collaborations and investigator sponsored trials with leading organizations, including MD Anderson, the Memorial Sloan Kettering Cancer Center, and the Dana Farber Cancer Institute, among others, continue to progress and expand evaluating ivonescimab in solid tumor settings outside of metastatic NSCLC. • In June 2025, we announced a clinical collaboration with Revolution Medicines to evaluate ivonescimab in combination with three RAS(ON) inhibitors, including the multi-selective inhibitor daraxonrasib (RMC- 6236), G12D-selective inhibitor zoldonrasib (RMC-9805), and G12C-selective inhibitor elironrasib (RMC- 6291), in solid tumor settings with RAS mutations. We expect that clinical trials associated with this collaboration will begin in early 2026. • Enrollment continues in Summit's global Phase III trials, HARMONi-3 and HARMONi-7. In addition to the enrollment in multiregional studies conducted and sponsored by Summit, our partners at Akeso are also enrolling several single-region Phase III studies exclusively in China in multiple indications, including biliary-tract cancer, triple-negative breast cancer, head and neck squamous cell carcinoma, colorectal cancer, and pancreatic cancer. Financial Highlights Cash and Cash Equivalents and Short-term Investments • Aggregate cash and cash equivalents and short-term investments were $238.6 million and $412.3 million at September 30, 2025 and December 31, 2024, respectively. GAAP and Non-GAAP Operating Expenses • GAAP operating expenses were $234.2 million for the third quarter of 2025, compared to $58.4 million for the same period of the prior year. The increase in GAAP operating expenses was due to the increase in stock-based compensation expense of $111.4 million primarily related to modification to our performance- based stock option awards which occurred earlier during the current fiscal year. • Non-GAAP operating expenses were $103.4 million for the third quarter of 2025, compared to $39.0 million for the same period of the prior year. The increase in Non-GAAP operating expenses due to expansion of clinical studies and development costs related to ivonescimab. GAAP and Non-GAAP Research and Development (R&D) Expenses • GAAP R&D expenses were $131.1 million for the third quarter of 2025, compared to $37.7 million for the same period of the prior year. The increase was due to the increase in stock-based compensation expense of $34.8 million primarily related to modification to our performance-based stock option awards which occurred earlier during the current fiscal year. • Non-GAAP R&D expenses were $90.5 million for the third quarter of 2025, compared to $31.9 million for the same period of the prior year. The increase is primarily related due to expansion of clinical studies and development costs related to ivonescimab.

7 GAAP and Non-GAAP General and Administrative (G&A) Expenses • GAAP G&A expenses were $103.1 million for the third quarter of 2025, compared to $20.7 million for the same period of the prior year. The increase was due to the increase in stock-based compensation expense of $76.6 million primarily related to modification to our performance-based stock option awards which occurred earlier during the current fiscal year. • Non-GAAP G&A expenses were $12.9 million for the third quarter of 2025, compared to $7.1 million for the same period of the prior year. The increase is related to building our infrastructure to support the development of ivonescimab. GAAP and Non-GAAP Net Loss • GAAP net loss in the third quarter of 2025 and 2024 was $231.8 million or $(0.31) per basic and diluted share, and $56.3 million or $(0.08) per basic and diluted share, respectively. • Non-GAAP net loss in the third quarter of 2025 and 2024 was $101.0 million or $(0.13) per basic and diluted share, and $36.9 million or $(0.05) per basic and diluted share, respectively.

8 Use of Non-GAAP Financial Measures This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, Summit's reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Summit management uses these Non-GAAP measures for internal budgeting and forecasting purposes and to evaluate Summit’s financial performance. Summit management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Notes on our Non-GAAP Financial Information” that accompany this press release. About Ivonescimab Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF. This could differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Ivonescimab’s specifically engineered tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, SITC, 2023). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, SITC, 2023) increasing to approximately 10 days at steady state dosing, is to improve upon previously established efficacy thresholds, in addition to side effects and safety profiles associated with these targets. Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials. Over 3,000 patients have been treated with ivonescimab in clinical studies globally, and over 40,000 treated in a commercial setting in China as noted by Akeso. Summit began its clinical development of ivonescimab in NSCLC, commencing enrollment in 2023 in two multiregional Phase III clinical trials, HARMONi and HARMONi-3. In early 2025, the Company began enrolling patients in the United States for HARMONi-7. Summit intends to open clinical trial sites in the United States for the Phase III study in CRC by the end of 2025. HARMONi is a Phase III clinical trial which intends to evaluate ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non- squamous NSCLC who were previously treated with a 3rd generation EGFR TKI (e.g., osimertinib). Enrollment in HARMONi was completed in the second half of 2024, and top-line results were announced in May of 2025, with detailed results provided in September 2025.

9 HARMONi-3 is a Phase III clinical trial which is intended to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non- squamous NSCLC, irrespective of PD-L1 expression. HARMONi-7 is a Phase III clinical trial which is intended to evaluate ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression. HARMONi-GI3 is a planned Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with bevacizumab plus chemotherapy in patients with first-line unresectable metastatic CRC. In addition, Akeso has recently had positive read-outs in three single-region (China), randomized Phase III clinical trials for ivonescimab in NSCLC: HARMONi-A, HARMONi-2, and HARMONi-6. HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI. HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression. Akeso is actively conducting multiple Phase III clinical studies in settings outside of NSCLC, including biliary tract cancer, colorectal cancer, breast cancer, pancreatic cancer, small cell lung cancer, and head and neck cancer. Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024. Ivonescimab was granted Fast Track designation by the US Food & Drug Administration (FDA) for the HARMONi clinical trial setting. About Summit Therapeutics Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol "SMMT"). We are headquartered in Miami, Florida, and we have additional offices in Menlo Park, California, and Oxford, UK. For more information, please visit https://www.smmttx.com and follow us on X @SMMT_TX.

10 Contact Summit Investor Relations: Dave Gancarz Chief Business & Strategy Officer Nathan LiaBraaten Senior Director, Investor Relations investors@smmttx.com media@smmttx.com Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the Company's anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the expected timing of BLA submissions, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, the Company’s estimates regarding stock-based compensation, and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the effects of geopolitical developments, domestic and foreign trade policies, and monetary policies, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

11 Summit Therapeutics and the Summit Therapeutics logo are trademarks of Summit Therapeutics Inc. Copyright 2025, Summit Therapeutics Inc. All Rights Reserved

12 Summit Therapeutics Inc. GAAP Condensed Consolidated Statements of Operations (Unaudited) (in millions, except per share data) Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Operating expenses: Research and development $ 131.1 $ 37.7 $ 390.4 $ 99.4 Acquired in-process research and development — — — 15.0 General and administrative 103.1 20.7 479.1 46.0 Total operating expenses 234.2 58.4 869.5 160.4 Other income, net 2.4 4.6 9.1 9.0 Interest expense — (2.5) — (8.7) Net loss $ (231.8) $ (56.3) $ (860.4) $ (160.1) Net loss per share attributable to common shareholders per share, basic and diluted $ (0.31) $ (0.08) $ (1.16) $ (0.22) Summit Therapeutics Inc. GAAP Condensed Consolidated Balance Sheet Information (in millions) Unaudited September 30, 2025 December 31, 2024 Cash and cash equivalents and short-term investments $ 238.6 $ 412.3 Total assets $ 261.7 $ 435.6 Total liabilities $ 69.5 $ 46.8 Total stockholders' equity $ 192.3 $ 388.7

Summit Therapeutics Inc. GAAP Condensed Consolidated Statement of Cash Flows Information (in millions) Unaudited Nine Months Ended September 30, 2025 2024 Net cash used in operating activities $ (221.0) $ (93.4) Net cash provided by (used in) investing activities 310.8 (288.8) Net cash provided by financing activities 43.7 404.8 Effect of exchange rate changes on cash 0.1 0.1 Increase in cash, cash equivalents and restricted cash $ 133.6 $ 22.7

Summit Therapeutics Inc. Schedule Reconciling Selected Non-GAAP Financial Measures (Unaudited) (in millions, except per share data) Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Reconciliation of GAAP to Non-GAAP Research and Development Expense GAAP Research and Development $ 131.1 $ 37.7 $ 390.4 $ 99.4 Stock-based compensation (Note 1) (40.6) (5.8) (173.2) (11.7) Non-GAAP Research and development $ 90.5 $ 31.9 $ 217.2 $ 87.7 Reconciliation of GAAP to Non-GAAP General and Administrative Expenses GAAP General and Administrative $ 103.1 $ 20.7 $ 479.1 $ 46.0 Stock-based compensation (Note 1) (90.2) (13.6) (447.4) (28.2) Non-GAAP General and administrative $ 12.9 $ 7.1 $ 31.7 $ 17.8 Reconciliation of GAAP to Non-GAAP Operating GAAP Operating Expenses $ 234.2 $ 58.4 $ 869.5 $ 160.4 Stock-based compensation (Note 1) (130.8) (19.4) (620.6) (39.9) Non-GAAP Operating expense $ 103.4 $ 39.0 $ 248.9 $ 120.5 Reconciliation of GAAP Net Loss to Non-GAAP Net GAAP Net Loss $ (231.8) $ (56.3) $ (860.4) $ (160.1) Stock-based compensation (Note 1) 130.8 19.4 620.6 39.9 Non-GAAP Net Loss $ (101.0) $ (36.9) $ (239.8) $ (120.2) Reconciliation of GAAP Net Loss to Non-GAAP Net Loss Per Common Share GAAP Net Loss Per Basic and Diluted Common Share $ (0.31) $ (0.08) $ (1.16) $ (0.22) Stock-based compensation (Note 1) 0.18 0.03 0.83 0.06 Non-GAAP Net loss Per Basic and Diluted Common Share $ (0.13) $ (0.05) $ (0.33) $ (0.16) Basic and Diluted Common Shares 743.4 726.7 741.4 712.2

Summit Therapeutics Inc. Schedule Reconciling Selected Non-GAAP Financial Measures (in millions) Unaudited Three Months Ended September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Reconciliation of GAAP to Non-GAAP Operating Expenses GAAP Operating Expenses $ 234.2 $ 568.4 $ 66.8 $ 65.6 $ 58.4 Stock-based compensation (Note 1) (130.8) (478.8) (11.1) (11.0) (19.4) Non-GAAP Operating Expense (Note 2) $ 103.4 $ 89.6 $ 55.7 $ 54.6 $ 39.0 Reconciliation of GAAP Net Loss to Non-GAAP Net Loss GAAP Net Loss $ (231.8) $ (565.7) $ (62.9) $ (61.2) $ (56.3) Stock-based compensation (Note 1) 130.8 478.8 11.1 11.0 19.4 Non-GAAP Net Loss (Note 2) $ (101.0) $ (86.9) $ (51.8) $ (50.2) $ (36.9)

Summit Therapeutics Inc. Notes on our Non-GAAP Financial Information Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP measures should be viewed in addition to, and not as a substitute for Summit's reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Summit management uses these Non- GAAP measures for internal budgeting and forecasting purposes and to evaluate Summit’s financial performance. Summit management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Each of Non-GAAP Research and Development Expense, Non-GAAP General and Administrative Expenses, Non-GAAP Operating Expenses, Non-GAAP Net Loss and Non-GAAP EPS differ from GAAP in that such measures exclude the non-cash charges and costs associated with stock-based compensation. Note 1: Stock-based compensation is a non-cash charge and costs calculated for this expense can vary year- over-year depending on the stock price of awards on the date of grant as well as the timing of compensation award arrangements. Note 2: Beginning in the fourth quarter of 2024, the Company’s Non-GAAP financial measures will no longer exclude acquired in-process research and development expenses (“IPR&D”). Non-GAAP financial measures for the three months ended June 30, 2024 previously excluded $15.0 million of IPR&D which represented an upfront payment made to Akeso under an amendment to the Collaboration and License Agreement. Prior period amounts have been revised to conform to the current period presentation.